Joint Filers
(1 of 1)

Names of Joint Filers:
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Eric A. Young
Charmers Landing LLC
Stonehenge LLC
Waubeeka LLC

Address:
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c/o Canaan Partners
105 Rowayton Ave.
Rowayton, CT 06853

Designated Filer: Canaan Equity Partners II LLC
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Issuer and Ticker Symbol: CombinatoRx (CRXX)
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Date of Event Requiring Statement: November 09, 2005
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ERIC A. YOUNG

By:_____/s/ John D. Lambrech____
Name: John D. Lambrech as Attorney in Fact



CHARMERS LANDING LLC

By:_____/s/ John D. Lambrech____
Name: John D. Lambrech as Attorney in Fact



STONEHENGE LLC

By:_____/s/ John D. Lambrech____
Name: John D. Lambrech as Attorney in Fact



WAUBEEKA LLC

By:_____/s/ John D. Lambrech____
Name: John D. Lambrech as Attorney in Fact